Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of The Children’s Place, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 16, 2024	SNOWBALL COMPOUNDING LTD.

	By:	Mithaq Capital SPC, its sole stockholder

	By:	/s/ Turki Saleh A. AlRajhi
Name: Turki Saleh A. AlRajhi
Title: Director

Date: February 16, 2024	MITHAQ CAPITAL SPC

	By:	/s/ Turki Saleh A. AlRajhi
Name: Turki Saleh A. AlRajhi
Title: Director

Date: February 16, 2024	MITHAQ CAPITAL

	By:	/s/ Turki Saleh A. AlRajhi
Name: Turki Saleh A. AlRajhi
Title: Director

Date: February 16, 2024	MITHAQ GLOBAL

	By:	/s/ Turki Saleh A. AlRajhi
Name: Turki Saleh A. AlRajhi
Title: Director

Date: February 16, 2024	TURKI SALEH A. ALRAJHI

	By:	/s/ Turki Saleh A. AlRajhi
Turki Saleh A. AlRajhi

Date: February 16, 2024	MUHAMMAD ASIF SEEMAB

	By:	/s/ Muhammad Asif Seemab
Muhammad Asif Seemab